Exhibit 10.91
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER
     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated October 26, 2006, is entered into among COMMERCE ENERGY, INC., a California corporation (“Borrower”), COMMERCE ENERGY GROUP, INC., a Delaware corporation (“Parent”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation, as Agent and Lender (“Agent”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as co-Lender (“Co-Lender”).
RECITALS
     A. Borrower, Parent and Agent have previously entered into that certain Loan and Security Agreement dated June 8, 2006 (the “Loan Agreement”) as amended by the First Amendment to Loan and Security Agreement and Waiver dated September 20, 2006 (the “First Amendment”), pursuant to which Agent and Co-Lender, as assignee of a portion of Agent’s original rights and obligations under the Loan Agreement, have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
     B. The following Events of Default have occurred and are continuing under the Loan Agreement: (i) Parent and its Subsidiaries failed to maintain a Fixed Charge Coverage Ratio of not less than 1.1 to one for the period of five (5) consecutive months ended July 31, 2006, as required by Section 9.17 of the Loan Agreement (the average daily sum of the Excess Availability plus the amount of Eligible Cash Collateral in excess of $35,000,000 having been less than $15,000,000 during the month then ended); and (ii) on and after October 20, 2006, Borrowers failed to maintain Excess Availability of not less than $10,000,000 as required by Section 9.17 of the Loan Agreement (as modified by the First Amendment). The foregoing Events of Default will collectively be referred to herein as the “Known Existing Defaults”.
     C. Borrower has requested that Agent and Co-Lender waive the Known Existing Defaults and amend the Loan Agreement on the terms and conditions set forth herein.
     D. Borrower and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s and Co-Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendments to Loan Agreement.
          (a) Clause (ii) of Section 7.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) on a weekly basis or if Excess Availability equals or exceeds $10,000,000 for ninety (90) consecutive days and for so long thereafter as Excess Availability continues to equal or exceed $10,000,000, then on a monthly basis (no later than the tenth (10th) Business Day after the end of each month), a certificate of the Borrowing Base;”
          (b) Fixed Charge Coverage Ratio. Section 9.17 of the Loan Agreement (as modified by the First Amendment) is hereby amended in its entirety to read as follows:
“9.17 Fixed Charge Coverage Ratio. Parent and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to one as of the last day of each month commencing with November 30, 2006, as determined for the period of twelve (12) consecutive months then ending, or, in the case of Parent and any Subsidiary that is not a Target acquired after the date of this Agreement, such lesser number of months that have elapsed from and including March 2006.”
          (c) Excess Availability. A new Section 9.17.1 is hereby added to the Loan Agreement as follows:
“9.17.1 Excess Availability. Borrowers shall, at all times during each of the periods set forth below, maintain Excess Availability of not less than the amount set forth opposite such period:

Periods	Amounts
9/20/06 through 12/31/06	$2,000,000
1/1/07 through 2/28/07	$5,000,000
3/1/07 through 4/30/07	$7,500,000
On and after 5/1/07	$10,000,000	”
     2. Financial Consultant. Agent, through its legal counsel, will engage Carl Marks Advisory Group LLC as financial consultant (the “Consultant”) to assess the Borrower’s historic and projected cash flows, liquidity and financial controls and performance generally, and the projected Borrowing Base and Excess Availability, it being understood that the precise scope of the Consultant’s assessment and services will be reasonably determined by Agent. The term of such engagement shall not extend beyond May 1, 2007 unless Borrower otherwise agrees in writing. Agent shall cause the Consultant to agree to confidentiality provisions reasonably acceptable to Borrower. Borrower shall, upon Agent’s demand, pay any reasonable fees, expenses and other charges of the Consultant in connection with such engagement, and shall reasonably cooperate with the Consultant and provide such documents, records, financial statements, projections and further information as the Consultant may reasonably request. Borrower and Parent acknowledge and agree that the Consultant shall be deemed the agent and advisor of Agent for the purposes of Section 11.5 of the Loan Agreement.
     3. Waiver of Known Existing Defaults. Each of Agent and Co-Lender hereby waives the Known Existing Defaults and waives enforcement of its rights against Borrower and

Parent arising from the Known Existing Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any failure of Borrower or Parent to comply fully with Sections 9.17 and 9.17.1 of the Loan Agreement as modified or added by this Amendment. Subject to this Amendment becoming effective as set forth in Section 4 below, this waiver shall be deemed effective, as to each Known Existing Default, on the date of the first occurrence of such Known Existing Default. This waiver shall be effective only for the specific defaults comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or Co-Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between Borrower or Parent and Agent or Co-Lender shall be a waiver of any rights or remedies Agent or Co-Lender has or may have against Borrower or Parent, except as specifically provided herein. Except as specifically provided herein, Agent and Co-Lender hereby reserve and preserve all of their rights and remedies against Borrower and Parent under the Loan Agreement and the other Financing Agreements.
     4. Effectiveness of this Amendment. The effectiveness of this Amendment, and the waivers provided herein, are conditioned upon the occurrence of each of the following:
               (a) Amendment. Agent shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.
               (b) Amendment Fee. Agent shall have received an amendment fee in the amount of Fifty Thousand Dollars ($50,000) for the benefit of Agent and Co-Lender based upon their respective Pro Rata Shares, which fee is fully earned as of and due and payable on the date hereof.
               (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement shall be true and correct.
               (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.
     5. Representations and Warranties. Each of Borrower and Parent represents and warrants as follows:
               (a) Authority. Such party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
               (b) Enforceability. This Amendment has been duly executed and delivered such party. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and is in full force and effect.

               (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
               (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any material contractual restrictions binding on such party.
               (e) No Default. After giving effect to the waivers contained in this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
     6. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.
     8. Reference to and Effect on the Financing Agreements.
               (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
               (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower or Parent (as applicable) to Agent and Co-Lender.
               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Co-Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

               (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     9. Estoppel. To induce Agent and Co-Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or Co-Lender with respect to the Obligations.
     10. Integration. This Amendment, together with the other Financing Agreements (including the First Amendment), incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     12. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Co-Lender to waive any of their rights and remedies under the Financing Agreements, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

COMMERCE ENERGY, INC., a California corporation
By:	/S/ STEVEN S. BOSS
Steven S. Boss
President

COMMERCE ENERGY GROUP, INC., a Delaware corporation
By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation
By:	/S/ JEFF SCOTT
Jeff Scott
Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
By:	/S/ DEBRA A. PUTZER
Debra A. Putzer
Senior Vice President